SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 25, 2005

                             Northwest Bancorp, Inc.
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)

         Federal                       0-23817                    23-2900888
-----------------------------    ------------------               ----------
(State or Other Jurisdiction)    (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)


301 Second Avenue, Warren, Pennsylvania.                          16365
----------------------------------------                          -----
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (814) 726-2140
                                                     --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (CFR 240.13e-4(c))



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Item 8.01         Other Events
                  ------------

         On May 25, 2005, Northwest Bancorp, Inc. (the "Registrant") entered into an Agreement and Plan of Merger (the "Agreement") to acquire Equinox Financial Corp. and Equinox Bank, FSB, located in Pembroke Pines, Florida. Under the terms of the Agreement, shareholders of Equinox Financial will receive $15.00 in cash for each of their shares, and holders of options and warrants will receive cash in an amount equal to the difference between $15.00 and the strike price for each of the options and warrants. The transaction is subject to the approval of Equinox Financial Corp.'s shareholders and applicable regulatory authorities.

         The Agreement is included as Exhibit 2 to this report. The text of the press release announcing the execution of the Agreement is included as Exhibit 99 to this report.

Item 9.01         Financial Statements and Exhibits
                  ---------------------------------

         Exhibit 2 Agreement and Plan of Merger By and Among Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Merger Subsidiary, Inc., Northwest Savings Bank and Equinox Financial Corp. and Equinox Bank, FSB Dated as of May 25, 2005

         Exhibit 99        Press Release dated May 26, 2005



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             NORTHWEST BANCORP, INC.


DATE:  May 26, 2005                       By: /s/ William W. Harvey, Jr.
                                             -----------------------------------
                                             William W. Harvey, Jr.
                                             Senior Vice President, Finance and
                                             Chief Financial Officer